                                                                       Exhibit B


                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT, is made as of the 28th day of July, 2000 ("Agreement"), by and between SCOTT J. BAKAL, Trustee of the Casty Grantor Subtrust ("Pledgor"), and LEE S. CASTY ("Secured Party").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Secured Party agreed to lend Twenty Two Million, Nine Hundred Sixty Thousand, Five Hundred Seventy-Five Dollars ($22,960,575) to Pledgor as evidenced by the terms of that certain Secured Promissory Note dated as of the date hereof (the "Note") by and between Pledgor and Secured Party;

     WHEREAS, Pledgor wishes to grant security and assurances to Secured Party in order to secure the payment and performance of his or its liabilities under the Note and to that effect to pledge all of the shares of common stock, IFX Corporation, a Delaware corporation, purchased by Pledgor contemporaneously herewith and listed and described on Exhibit A, attached hereto and incorporated herein by this reference, owned by the Pledgor (the "Pledged Shares"); and

     WHEREAS, it is a condition to the making of the loan by the Secured Party that this Pledge Agreement be delivered by Pledgor to Secured Party.

     NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to make the loan, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

     1. Pledges. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Secured Party and grants to Secured Party, a lien on and security interest in all of the Pledged Shares and in all proceeds thereof, as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities under, arising out of or in connection with the Note, this Pledge Agreement and any other financing agreements contemplated herein executed by Pledgor (all of the foregoing being referred to hereinafter as the "Liabilities"). All of the Pledged Shares owned by the Pledgor is presently represented by the stock certificates described on Exhibit A, which stock certificates, with undated stock powers duly executed by Pledgor, is being delivered to Secured Party or Secured Party's agent simultaneously herewith. For the duration of this Agreement, the Secured Party or its agent shall maintain possession and custody of the certificates representing the Pledged Shares.

     2. Representations of Pledgor. Pledgor represents and warrants to Secured Party that:

          (a) Pledgor is the record, and the beneficiaries of Pledgor are the beneficial owners, of, and Pledgor has good and marketable title to the Pledged Shares, free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the lien and security interest created by this Pledge Agreement;

          (b) Pledgor has full power, authority and legal right to execute this Pledge Agreement and to pledge the Pledged Shares;

          (c) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms;

          (d) There are no outstanding options, warrants or agreements with respect to the Pledged Shares;

          (e) Exhibit A sets forth a true and complete description of the Pledged Shares;

          (f) No consent, approval or authorization of or designation or filing with any authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement; and

          (g) The pledge, assignment and delivery of the Pledged Shares pursuant to this Pledge Agreement creates a valid lien on and a perfected security interest in such Pledged Shares and the proceeds thereof in favor of Secured Party, subject to no prior pledge, lien, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include such Pledged Shares. Pledgor covenants and agrees that he will defend Secured Party's right, title and security interest in and to such Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever.

     3. Stock Dividends, Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization) option or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares, or otherwise relating to the Pledged Shares, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party and to deliver the same forthwith to Secured Party or its agent in the exact form received, with the endorsement of Pledgor and, when necessary or appropriate, undated stock powers duly executed in blank, to be held by Secured Party or its agent, subject to the terms hereof, as additional collateral security for the Liabilities. In case any distribution of capital stock shall be made on or in respect of any of the Pledged Shares or any property shall be distributed upon or with respect to any of the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Secured Party or its agent by Pledgor to be held by Secured Party or its agent as additional collateral security for the Liabilities.

     4. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:

          (a) So long as no "Event of Default" (which for purposes of this Agreement shall mean an event of default under the Note or this Pledge Agreement) has occurred, Pledgor shall be entitled to vote or consent with respect to the Pledged Shares owned by Pledgor in any

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manner not inconsistent with this Agreement, or the Note, or any other document or instrument delivered or to be delivered pursuant to or in connection with the Note or this Pledge Agreement. Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares owned by Pledgor, which proxy shall be effective immediately upon the occurrence of an Event of Default. After the occurrence of an Event of Default and upon request of Secured Party, Pledgor agrees to deliver to Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares owned by Pledgor as Secured Party may request.

          (b) Upon the occurrence of an Event of Default and at any time thereafter, in the event that Pledgor, as record and beneficial owner of the Pledged Shares owned by Pledgor, shall have received or shall have become entitled to receive, any cash dividends or other distributions, Pledgor shall deliver to Secured Party and Secured Party shall be entitled to receive and retain all such cash or other distributions as additional security for the Liabilities.

          (c) Subject to any sale or other disposition by Secured Party of the Pledged Shares or other property upon the occurrence of and at time after an Event of Default hereunder pursuant to this Pledge Agreement, the Pledged Shares owned by Pledgor and any other property then held as part of such Pledged Shares in accordance with the provisions of this Pledge Agreement shall be returned to Pledgor upon full payment, satisfaction and termination of all of the Liabilities and the termination of the lien and security interest hereby granted pursuant to paragraph 10 hereof.

     5. Rights of Secured Party. Secured Party shall not be liable for failure to collect or realize upon the Liabilities, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Secured Party or its agent hereunder may, if an Event of Default has occurred, without notice, be registered in the name of Secured Party or its nominee, and Secured Party or its nominee may thereafter without notice exercise all voting and corporate rights and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment or upon the exercise by Secured Party of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or to other designated agency upon such terms and conditions as Secured Party may determine, all without liability except to account for property actually received by Secured Party, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. Remedies. In the event that all or any portion of the Liabilities have been declared due and payable, Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver

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said Pledged Shares, or any part thereof, in one or more portions at public or private sale or sales or dispositions, at any exchange, broker's board or at any of Secured Party's offices or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for any combination of cash or on credit or for future delivery without assumption of any credit risk, with the right to Secured Party upon any such sale or sales or dispositions, public or private, to purchase the whole or any part of said Pledged Shares so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of Secured Party hereunder, including attorney's fees and legal expenses, to the payment, in whole or in part, of the Liabilities pursuant to this Pledge Agreement in such order as Secured Party may elect, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need Secured Party account for the surplus, if any, to Pledgor. Pledgor agrees that Secured Party need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Pledgor if Pledgor, after default, has signed a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois. Pledgor further agrees to waive and agrees not to assert any rights or privileges which Pledgor may acquire under Section 9-112 of the Uniform Commercial Code. Pledgor shall remain liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Shares are insufficient to pay all amounts to which Secured Party is entitled.

     7. No Disposition, etc. Without the prior written consent of Secured Party, Pledgor agrees that Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement. Without the prior written consent of Secured Party, Pledgor agrees that Pledgor will not vote to enable the Secured Party to, and will not otherwise permit the Secured Party to, issue any stock or other securities of any nature in addition to or in exchange or substitution for any of the Pledged Shares.

     8.   Sale of Pledged Shares.

          (a) Pledgor recognizes that Secured Party may be unable to effect a public sale or disposition of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, (Secured Party agreeing that to the extent a public market exists it will use reasonable efforts to cause a public sale of the Pledged Shares) but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale or disposition of any of the Pledged Shares to permit the registration of such securities (or trust certificates representing such securities) for public sale under the Act, or under applicable state securities laws, even it the Company would agree to do so.

          (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales or dispositions of any portion or all of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in this paragraph 8 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred hereunder.

     9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Secured Party, Pledgor will execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

     10. Termination. This Pledge Agreement and the lien and security interest granted hereunder shall terminate upon full and complete performance and satisfaction of the Liabilities.

     11. Secured Party's Duty of Care. Secured Party shall have no duty with respect to the Pledged Shares other than the duty to use reasonable care in the safe custody of the Pledged Shares in Secured Party's possession. Without limiting the generality of the foregoing, Secured Party shall be under no obligation to take any steps necessary to preserve rights in any of the Pledged Shares against any other parties but may do so at Secured Party's option. Pledgor will indemnify and hold Secured Party harmless from all costs and expenses incurred by Secured Party in connection with the Pledged Shares and this Agreement.

     12.  Miscellaneous.

          (a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (b) No Waiver. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by Secured Party shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any further occasion No failure to exercise, nor any delay in exercising on the part of Secured Party any right, power or privilege hereunder, shall operate as a wavier thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (c) Cumulative Remedies. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          (d) Successors. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party and its successors and assigns.

          (e) Governing Law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

          (f) Notices. Any notices, request or other communication required or desired to be served, given or delivered under this Agreement shall be in writing and shall be deemed to have been validly served, given or delivered upon physical delivery thereof or three (3) days after deposit in the United States mails, registered or certified mail, with proper postage prepaid and addressed to the party to be notified as follows:

                                  If to Pledgor:

                                  Casty Grantor Subtrust
                                  c/o Scott J. Bakal, Trustee
                                  Neal, Gerber & Eisenberg
                                  Two North LaSalle Street, Suite 2200
                                  Chicago, Illinois  60602

                                  If to Secured Party:

                                  Lee Casty
                                  707 Skokie Blvd.
                                  Northbrook, Illinois  60062


or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

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          (g)  Section Headings.  The section headings in this Agreement are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions of this Agreement.

          (h) Trustee Liability. This Agreement to the extent executed by any person or entity in his or her capacity as trustee or co-trustee of a trust, is executed by such person or entity solely as such trustee and not in an individual capacity. The execution by such person or entity of this Agreement in his or her capacity as trustee or co-trustee shall not create any liability on, or require the performance of any covenant by, any such trustee individually nor subject the individual property of any trustee to any liability.

          (i) Counterparts. This Agreement may be executed in counterparts. all of which together shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                  PLEDGOR:

                                  CASTY GRANTOR SUBTRUST

                                  By: /s/ Scott J. Bakal
                                      ---------------------------------
                                      Scott J. Bakal, Trustee

                                  SECURED PARTY:

                                  /s/ Lee S. Casty
                                  ------------------------------------
                                  Lee S. Casty

                         EXHIBIT A TO PLEDGE AGREEMENT

                        DESCRIPTION OF PLEDGED SHARES*
                        -----------------------------


                                   Number of
               Class of Pledged     Pledged     Certificate    Date of
   Pledgor          Shares*         Shares*      Number(s)    Issuance
-----------    ----------------    ---------   ------------   --------
Casty Grantor                      3,061,410
 Subtrust

                                   ---------
                                     Total

*Shares of common stock of IFX Corporation, a Delaware corporation.

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